Execution Version AMENDMENT NO. 3 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT This AMENDMENT NO. 3 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of September 1, 2023, by and among TITAN MACHINERY INC., a Delaware corporation (“Titan”), HEARTLAND AGRICULTURE, LLC, an Iowa limited liability company (“Heartland Agriculture”), HEARTLAND AG KANSAS, LLC, a Kansas limited liability company (“Heartland Kansas”; together with Heartland Agriculture and Titan, each a “Borrower” and collectively, the “Borrowers”), the Lenders party hereto and BANK OF AMERICA, N.A. a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, the “Agent”). WHEREAS, Borrowers, the Lenders and Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of April 3, 2020 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”); WHEREAS, Borrowers have requested that Agent and the Lenders amend the Credit Agreement as set forth herein, and Agent and the Lenders have agreed to the foregoing, on the terms and conditions set forth herein; NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows: 1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement. 2. Amendments to Credit Agreement. (a) Effective on the Third Amendment Date, the following definitions are hereby added to Schedule 1.1 of the Credit Agreement in alphabetical order: “AUS Acquisition” means the indirect acquisition of all of the equity interests of AUS Target by Titan pursuant to the AUS Acquisition Documents and all amendments thereto which are in form and substance satisfactory to Agent. “AUS Acquisition Agreement” means the Share Sale Agreement executed by Titan and its Subsidiaries, as purchaser and Beckon Investments Pty Ltd (ACN 653 838 003), Glashabee Pty Ltd (ACN 606 488 635), Hudarli Pty Ltd (ACN 134 149 161) as trustee for the Hudarli Family Trust, Tanis Investments Pty Ltd (ACN 133 696 698) as trustee for the McGough Family Discretionary Trust, 1878 Pty Ltd (ACN 660 370 874) as trustee for the 36 Red Family Trust, Thomas Paul Sheridan as trustee for Hillview Investments Trust, and Ballina Holmes Pty Ltd (ACN 660 410 917) as trustee for the Holmes Investments Family Trust, Haminty Investments Pty Ltd, as vendors. “AUS Acquisition Closing Date” means the date on which all conditions to the closing of the AUS Acquisition have been satisfied and the AUS Acquisition has been consummated.

2 “AUS Acquisition Documents” means the AUS Acquisition Agreement and all related documents executed in connection with the transactions set forth therein. “AUS Target” means J.J. O’Connor & Sons Pty Ltd, an Australian corporation. “Permitted AUS Acquisition Indebtedness” means, the Indebtedness of the AUS Target owed to National Australia Bank in the aggregate amount not to exceed AUS$9,800,000 which was incurred by the AUS Target for the purpose of financing the acquisition of dealership locations. “Third Amendment Date” means September 1, 2023. (b) Effective on the AUS Acquisition Closing Date, the definition of “Acquired Indebtedness” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “Acquired Indebtedness” means (i) the Permitted AUS Acquisition Indebtedness and (ii) Indebtedness of a Person whose assets or Equity Interests are acquired by Borrower or any of its Subsidiaries in a Permitted Acquisition; provided, that such Indebtedness (a) constitutes Permitted Shortline Debt, purchase money Indebtedness or a Capital Lease with respect to Equipment or mortgage financing with respect to Real Property, (b) was in existence prior to the date of such Permitted Acquisition, and (c) was not incurred in connection with, or in contemplation of, such Permitted Acquisition. (c) Effective on the Third Amendment Date, the definition of “Maximum Floorplan Amount” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “Maximum Floorplan Amount” means $250,000,000, decreased by the amount of reductions in the Floorplan Commitments made in accordance with Section 2.4(c) of the Agreement and increased in accordance with Sections 2.14 and 2.15 of the Agreement. (d) Effective on the Third Amendment Date, the definition of “Maximum Revolver Amount” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “Maximum Revolver Amount” means $75,000,000, decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of the Agreement and increased in accordance with Sections 2.14 and 2.15 of the Agreement. (e) Effective on the AUS Acquisition Closing Date, the lead-in sentence to the definition of “Permitted Acquisition” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

3 “Permitted Acquisition” means (i) the AUS Acquisition and (ii) any other Acquisition so long as with respect to such other Acquisitions: (f) Effective on the AUS Acquisition Closing Date, clause (d) of the definition of “Permitted Intercompany Advances” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: (d) a Loan Party to (or, in the case of guaranties, for the benefit of) a Subsidiary of Borrower that is not a Loan Party so long as (i) with respect to all intercompany loans and other Investments (other than guaranties as provided in clause (ii) below), the aggregate amount of all such intercompany loans and other Investments (by type, not by the borrower) does not exceed $200,000,000 at any time outstanding (it being agreed and understood that all investments outstanding under this clause (i) on the Closing Date are as set forth on a schedule of permitted intercompany Investments delivered to Agent and Lenders prior to the Closing Date), (ii) with respect to all guaranties, such guaranties shall be unsecured, and (iii) at the time of the making of such loan, guarantee or other Investment, no Event of Default has occurred and is continuing or would result therefrom. (g) Effective on the Third Amendment Date, clause (a) of Section 2.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: (a) At any time during the period from and after the Closing Date through but excluding the Maturity Date, at the option of Borrower (but subject to the conditions set forth in clause (b) below), the Revolver Commitments and the Maximum Revolver Amount or the Floorplan Commitments and the Maximum Floorplan Amount may be increased by an amount in the aggregate for all such increases of the Revolver Commitments and the Maximum Revolver Amount and the Floorplan Commitments and the Maximum Floorplan Amount not to exceed the Available Increase Amount (each such increase, an “Increase”). Agent shall invite each Lender to increase its Revolver Commitments or its Floorplan Commitments (as the case may be) (it being understood that no Lender shall be obligated to increase its Revolver Commitments or its Floorplan Commitments) in connection with a proposed Increase at the interest margin proposed by Borrower, and if sufficient Lenders do not agree to increase their Revolver Commitments and/or their Floorplan Commitments (as the case may be) in connection with such proposed Increase, then Agent or Borrower may invite any prospective lender who is reasonably satisfactory to Agent and Borrower to become a Lender in connection with a proposed Increase. Any Increase shall be in an amount of at least $10,000,000 and integral multiples of $5,000,000 in excess thereof. In no event may the Revolver Commitments and the Maximum Revolver Amount and/or the Floorplan Commitments and the Maximum Floorplan Amount be

4 increased pursuant to this Section 2.14 on more than 4 occasions in the aggregate for all such Increases. Additionally, for the avoidance of doubt, it is understood and agreed that in no event shall the aggregate amount of the Increases to the Revolver Commitments and the Floorplan Commitments exceed $25,000,000. (h) Effective on the Third Amendment Date, Schedule C-1 to the Credit Agreement is hereby amended and restated in its entirety by deleting it and replacing it with Schedule C-1 attached hereto. 3. Continuing Effect. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby. 4. Reaffirmation and Confirmation. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents, in each case as amended, supplemented or otherwise modified by this Amendment, to which it is a party represent the valid, enforceable and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed in all respects by each Loan Party. 5. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions precedent: (a) Agent shall have received a copy of this Amendment executed and delivered by Agent, the Lenders and Borrowers; (b) Agent shall have received any amendments to the AUS Acquisition Agreement and other AUS Acquisition Documents which were delivered to Agent prior to the date hereof and all such Amendments are in form and substance satisfactory to Agent; (c) Agent shall have received evidence that all of the conditions to the consummation of the AUS Acquisition agreement have been satisfied and upon the payment of the consideration thereof by Titan in an amount not greater than $75,000,000, the AUS Acquisition will be consummated in accordance with the AUS Acquisition Documents; and (d) No Default or Event of Default shall have occurred and be continuing or result after giving effect to this Amendment or the transactions set forth herein. 6. Post Third Amendment Date Obligations. Borrowers shall comply with each of the following within the time periods prescribed therein. Any failure to comply with the following in a timely manner shall be deemed to be an Event of Default under the Credit Agreement without the benefit of any cure or grace period.

5 (a) By no later than December 31, 2023 (or such later date as approved by Agent), Borrowers shall comply with Section 5.11 of the Credit Agreement with respect to the AUS Target. (b) By no later than December 31, 2023 (or such later date as approved by Agent), Borrowers shall cause the AUS Target to use Bank of America, N.A. and its Affiliates as its primary banking institution for all cash management and treasury needs. 7. Representations and Warranties. In order to induce Agent and the Lenders to enter into this Amendment, Borrowers hereby represent and warrant to Agent and the Lenders that: (a) All representations and warranties contained in the Loan Documents to which any Loan Party is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment (except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date); (b) No Default or Event of Default has occurred and is continuing; and (c) This Amendment and the Loan Documents, as modified hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against each Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally. 8. Release. In consideration of the agreements of Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party hereby releases and forever discharges Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, affiliates, subsidiaries, successors and permitted assigns from any and all liabilities, obligations, actions, contracts, claims, causes of action, damages, demands, costs and expenses whatsoever (collectively “Claims”), of every kind and nature, however evidenced or created, whether known or unknown, arising prior to or on the date of this Amendment including, but not limited to, any Claims involving the extension of credit under or administration of this Amendment, the Credit Agreement or the Loan Documents, as each may be amended, or the obligations, liabilities and/or indebtedness incurred by Borrowers or any other transactions evidenced by this Amendment, the Credit Agreement or the Loan Documents. 9. Miscellaneous. (a) Expenses. Each Loan Party acknowledges and agrees that Section 15.7 of the Credit Agreement applies to this Amendment and the transactions, agreements and documents contemplated hereunder. (b) Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.

6 (c) Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment. (signature pages follow)

Signature Page to Third Amendment to Third Amended and Restated Credit Agreement (Titan Machinery) IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written. BORROWERS: TITAN MACHINERY, INC. By: /s/ Robert Larsen Name: Robert Larsen Title: CFO HEARTLAND AGRICULTURE, LLC By: /s/ Bryan J. Knutson Name: Bryan J. Knutson Title: Manager HEARTLAND AG KANSAS, LLC By: /s/ Bryan J. Knutson Name: Bryan J. Knutson Title: Manager

Signature Page to Third Amendment to Third Amended and Restated Credit Agreement (Titan Machinery) BANK OF AMERICA, N.A. as Agent and as a Lender By: /s/ Gregory Kress Name: Gregory Kress Title: Senior Vice President WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Laura Wheeland Name: Laura Wheeland Title: Authorized Signatory AGCOUNTRY FARM CREDIT SERVICES, PCA, as a Lender By: /s/ Nicole Hatlen Name: Nicole Hatlen Title: Vice President PNC BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Sohaib Alvi Name: Sohaib Alvi Title: AVP, Relationship Manager

Schedule C-1

Commitments

Lender	Revolver Commitment	Floorplan Commitment	Total Commitments
Bank of America, N.A.	$24,166,666.67	$ 85,833,333.33	$110,000,000.00
Wells Fargo Bank, N.A.	$18,733,333.33	$ 64,766,666.67	$ 83,500,000.00
PNC Bank, National Association	$12,000,000.00	$ 40,000,000.00	$ 52,000,000.00
Regions Bank	$13,000,000.00	$ 37,000,000.00	$ 50,000,000.00
AG Country Farm Credit Services	$ 4,500,000.00	$ 15,000,000.00	$ 19,500,000.00
Webster Bank, National Association	$ 2,600,000.00	$ 7,400,000.00	$ 10,000,000.00
Total:	**$75,000,000.00**	**$250,000,000.00**	**$325,000,000.00**

Schedule C-1